EXHIBIT "99"

                       EAST TEXAS FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
  1200 South Beckham -- P. O. Box 6910 -- Tyler, TX 75711-6910 -- 903-593-1767
                                Fax 903-593-1094


                                  NEWS RELEASE

For verification, contact:     Gerald W. Free, Vice Chairman/President/CEO
                               Derrell W. Chapman, Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094

For immediate release:  August 4, 1999

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                       EAST TEXAS FINANCIAL SERVICES, INC.
                   REPORTS EARNINGS AND DECLARES CASH DIVIDEND

Tyler, Texas, August 4, 1999, - - - East Texas Financial Services, Inc., the holding Company for First Federal Savings and Loan Association of Tyler, Texas, today reported that consolidated net income for the nine months ended June 30, 1999, was $282,000 or $0.21 per common share, compared to $425,148 or $0.29 per common share reported for the same period in 1998.

For the three month period ended June 30, 1999, the Company reported net income of $48,850 or $.04 per common share, compared to $123,049 or $.09 per common share for the three month period ended June 30, 1998. Earnings for the current quarter were down primarily as a result of costs associated with the opening of an additional full-service office and the introduction of additional lines of business in 1999. The expanded product lines, including commercial and consumer loans as well as a variety of deposit products, are now being offered at all of the Company's full-service locations.

"We were fully aware of the costs associated with the expansion into additional lines of business and the addition of a new full-service office location in Tyler," stated Vice Chairman of the Board, President and CEO, Gerald W. Free. "The ongoing costs associated with these changes are approximately $35,000 per month. Based on our projections for net interest income and other non-interest income, we believe that our new office location needs to be approximately $15,000,000 in assets to begin adding to net income. As of June 30th, we had approximately $3,000,000 in assets at our new location, with outstanding commitments to loan an additional $4,000,000. At that rate of growth, we would expect our new location and services to be profitable by early to mid 2000, which is consistent with our original estimate."

In conjunction with the release of earnings, Mr. Free announced that the Company would continue its quarterly cash dividend of $0.05 per share to be paid on August 25, 1999 to stockholders of record as of August 11, 1999. The annualized dividend yield is approximately 1.40% based on the most recent market price of $14.25.

Over the past three months, shares of the Company's stock have traded between $10.125 and $14.125 per share. At June 30, 1999, the Company had 1,392,853 shares of stock outstanding and a book value per share of approximately $14.26.

Capital levels for the Company's wholly owned subsidiary, First Federal Savings and Loan Association of Tyler, were reported, at June 30, 1999, as 11.77% for both tangible and core ratios. The minimum regulatory requirements for tangible and core capital ratios were 1.50% and 4.00% respectively. The Association's risk-based capital ratio was 30.92% at quarter end as compared to the minimum 8.0% regulatory requirement.

At June 30, 1999, non-performing assets totaled $387,000 or 0.26% of total assets as compared to $228,000 or 0.18% of total assets at September 30, 1998. Non-performing loans equaled $387,000 or 0.61% of loans receivable at June 30, 1999, compared to $228,000 or 0.37% at September 30, 1998. Classified assets were reported as $596,000 or 0.39% of total assets at June 30, 1999, compared to $570,000 or 0.46% of total assets at September 30, 1998.

East Texas Financial Services, Inc., is the holding company for First Federal Savings and Loan Association of Tyler, Texas, which presently operates three full service offices and two loan agencies in the Tyler area.

The Company's stock is traded under the symbol "ETFS" on the OTC Electronic Bulletin Board.


                                     - end -

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
                       EAST TEXAS FINANCIAL SERVICES, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                  ASSETS                                       June 30, 1999     September 30, 1998
                                                               -------------     ------------------
                                                                 (Unaudited)
Cash and due from banks                                        $     700,340      $     592,363
Interest-bearing deposits with banks                               2,995,408          1,104,695
Interest-earning time deposits with financial institutions         2,559,617          1,959,617
Federal funds sold                                                         0            129,187
Investment securities available-for-sale                           3,509,689                  0
Mortgage-backed securities available-for-sale                     32,839,921         12,810,165
Investment securities held-to-maturity (estimated market
     value of $31,856,963 at June 30, 1999, and
     $30,115,954 at September 30, 1998)                           31,996,016         29,766,844
Mortgage-backed securities held-to-maturity (estimated
     market value of $6,499,597 at June 30, 1999
     and $11,088,555 at September 30, 1998)                        6,380,517         10,940,500
Loans receivable, net of allowance for credit losses
     of $231,971 at June 30, 1999 and $233,180 at
     September 30, 1998                                           63,309,037         61,119,047
Accrued interest receivable                                        1,156,568            978,378
Federal Home Loan Bank stock, at cost                              2,138,800            789,100
Premises and equipment                                             2,643,508          2,273,067
Foreclosed real estate, net of allowance of $-0-                           0             34,500
Mortgage servicing rights                                            268,071            216,879
Other assets                                                         638,086          1,303,120
                                                               -------------      -------------

     Total Assets                                              $ 151,135,578      $ 124,017,462
                                                               =============      =============

                       EAST TEXAS FINANCIAL SERVICES, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


LIABILITIES AND STOCKHOLDERS' EQUITY                           June 30, 1999     September 30, 1998
                                                               -------------     ------------------
                                                                 (Unaudited)
Liabilities:
     Demand deposits                                           $   1,887,603      $   1,528,374
     Savings and NOW deposits                                     13,714,731         10,504,973
     Time deposits                                                72,098,938         74,610,310
                                                               -------------      -------------
           Total deposits                                         87,701,272         86,643,657

     FHLB advances                                                42,282,763         14,945,852
     Advances from borrowers for taxes and insurance                 582,951            844,188
     Federal income taxes
           Current                                                   (37,562)               -0-
           Deferred                                                   99,305             31,618
     Accrued expenses and other liabilities                          646,622          1,168,453
                                                               -------------      -------------
           Total liabilities                                     131,275,351        103,633,768
                                                               -------------      -------------

Stockholders' equity:
     Preferred stock, $0.01 par value, 500,000
        shares authorized, none outstanding
     Common stock, $0.01 par value, 5,500,000 shares
        authorized, 1,884,492 shares issued and 1,392,853
        outstanding                                                   18,845             18,845
     Additional paid-in-capital                                   12,319,624         12,319,624
     Deferred compensation - RRP shares                             (126,080)          (213,366)
     Unearned employee stock ownership plan shares                  (543,564)          (543,564)
     Unrealized gain/(loss) available-for-sale
        securities (net)                                             (15,406)           (64,974)
     Retained earnings (substantially restricted)                 13,730,902         13,661,392
     Treasury stock, 491,639 shares at cost                       (5,524,094)        (4,794,263)
                                                               -------------      -------------

           Total stockholder's equity                             19,860,227         20,383,694
                                                               -------------      -------------

           Total liabilities and stockholders' equity          $ 151,135,578      $ 124,017,462
                                                               =============      =============

                       EAST TEXAS FINANCIAL SERVICES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME

                                                  Three Months                       Nine Months
                                                 Ended June 30,                    Ended June 30,
                                                  (Unaudited)                       (Unaudited)
                                             1999             1998               1999          1998
                                          ---------------------------         ------------------------
INTEREST INCOME
   Loans receivable:
     First Mortgage                       $1,099,806       $1,137,446         $3,327,777    $3,424,340
     Consumer and other loans                101,023           60,995            260,141       131,083
   Securities available for sale:
     Investment securities                     4,030           11,546             56,220        41,859
     Mortgage-backed securities              416,196          145,433            992,788       314,507
   Securities held to maturity:
     Investment securities                   564,969          422,663          1,450,009     1,223,087
     Mortgage-backed securities              115,175          243,422            432,185       839,190
   Deposits with banks                        31,185           58,664            115,181       190,550
                                          ----------       ----------         ----------    ----------

       Total interest income               2,332,384        2,080,169          6,634,301     6,164,616
                                          ----------       ----------         ----------    ----------

INTEREST EXPENSE

   Deposits                                1,051,220        1,096,740          3,180,472     3,325,875
   FHLB advances                             475,237          167,030          1,032,074       350,878
                                          ----------       ----------         ----------    ----------

       Total interest expense              1,526,457        1,263,770          4,212,546     3,676,753
                                          ----------       ----------         ----------    ----------

       Net interest income before
          provision for loan losses          805,927          816,399          2,421,755     2,487,863

   Provision for loan losses                       0                0                  0             0
                                          ----------       ----------         ----------    ----------

       Net interest income after
         provision for loan losses           805,927          816,399          2,421,755     2,487,863
                                          ----------       ----------         ----------    ----------

                       EAST TEXAS FINANCIAL SERVICES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME

                                                  Three Months                       Nine Months
                                                 Ended June 30,                    Ended June 30,
                                                  (Unaudited)                       (Unaudited)
                                             1999             1998               1999          1998
                                          ---------------------------         ------------------------
NONINTEREST INCOME
   Gain(loss) on sale of
         interest-earning assets              22,437           37,230            127,502       100,675
   Loan origination and commitment fees       17,930           14,245             64,988        56,015
   Loan servicing fees                        23,667           19,874             53,400        68,798
   Gain on foreclosed real estate              (352)          (6,911)               (50)       (6,351)
   Other                                     16,543           13,692             76,792        35,330
                                          ----------       ----------         ----------    ----------

       Total noninterest income               80,225           78,130            322,632       254,467
                                          ----------       ----------         ----------    ----------

NONINTEREST EXPENSE
   Compensation and benefits                 543,784          463,006          1,572,468     1,415,800
   Occupancy and equipment                   195,827           47,084            310,718       140,843
   SAIF deposit insurance premium           (27,533)           14,417            (1,069)        42,862
   Loss on foreclosed real estate                  0                0              2,069             0
   Other                                      88,250          173,060            402,571       470,015
                                          ----------       ----------         ----------    ----------

       Total noninterest expense             800,328          697,567          2,286,757     2,069,520
                                          ----------       ----------         ----------    ----------

Income (loss) before provision for
   income taxes                                85,824         196,962            457,630       672,810

Income tax expense (benefit)                  36,974           73,913            175,630       247,662
                                          ----------       ----------         ----------    ----------

NET INCOME (LOSS)                         $   48,850       $  123,049         $  282,000    $  425,148
                                          ==========       ==========         ==========    ==========




Earnings per common share                 $      .04       $      .09         $      .21    $      .29
Earnings per common share -
   assuming dilution                             .04              .08                .21           .28


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